Contacts: Rob Stewart
Investor Relations
FOR RELEASE	Tel (949) 480-8300
April 20, 2006	Fax (949) 480-8301

ACACIA RESEARCH REPORTS FIRST QUARTER
FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - April 20, 2006 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months ended March 31, 2006. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

“Acacia Technologies expects significant growth in 2006 annual revenues compared to the $19,574,000 generated in 2005.  Revenues for the first quarter of 2006 increased to $4,717,000 compared to $1,863,000 in the year ago period.  In the first quarter of 2006, Acacia generated revenues from 21 new licensing agreements covering 9 different licensing programs, including initial licenses of our Laptop Connectivity technology to Fujitsu and Sony, and new licenses of our Multi-Dimensional Bar Code technology to Automatic Data Processing, Boston Scientific and Hitachi,” commented Acacia Chairman and CEO, Paul Ryan.

“Acacia Technologies began generating revenues from 3 new licensing programs in the first quarter and we have now generated revenues from 16 of our licensing programs.  We also acquired control of 4 new patent portfolios during the quarter and now control 42 patent portfolios with over 160 patents. Our licensing success is increasing new opportunities for partnering with owners of patented technologies as we move toward our goal of becoming the leader in technology licensing,” concluded Mr. Ryan.

“The CombiMatrix group recognized revenues of $1,245,000 for the first quarter of 2006. Of this amount, $981,000 was product and service revenue and $264,000 was government contract revenue. Total revenue increased by 16% over total revenue of the first quarter of 2005, but product and service revenue increased by 190% from the first quarter of 2005. Our sequential product and service revenue growth quarter over quarter was 91%, relative to the fourth quarter of 2005. Total revenues for the quarter declined due to one time events such as the previous quarter's recognition of partnership revenue, and this quarters delay in initiation of our new $2.1 million government contract,” commented Amit Kumar, CEO and President of CombiMatrix Corporation.

“As our financial performance indicates, our product and service revenue is increasing nicely, and this trend should continue as our products continue to gain acceptance with our customers. Additionally, the launch of products from our diagnostics division, earlier than originally planned, will augment our revenue growth. Our defense contracting revenue for the quarter was modest due to an unforeseen delay in initiation of our new government contract. We expect this revenue to increase in the following quarters. In general, CombiMatrix continues to make good strides in all of its business segments,” concluded Dr. Kumar.

Acacia Research Corporation Consolidated Financial Results

For the Three Months Ended March 31, 2006 and 2005

Consolidated revenues for the first quarter of 2006 were $5,962,000 versus $2,932,000 in the comparable 2005 period. First quarter 2006 revenues recognized by the Acacia Technologies group were $4,717,000 versus $1,863,000 in the comparable 2005 period. First quarter 2006 revenues recognized by the CombiMatrix group were $1,245,000 versus $1,069,000 in the comparable 2005 period.

The first quarter 2006 consolidated net loss was $10,098,000 versus $4,950,000 in the comparable 2005 period. The first quarter 2006 consolidated results included non-cash patent amortization, stock compensation and depreciation charges totaling $3,620,000 versus $1,356,000 in the comparable 2005 period.

The increase in non-cash charges primarily reflects Acacia Research Corporation’s adoption of SFAS No. 123 (revised 2004), “Share-Based Payments,” (“SFAS No. 123(R)”), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their consolidated financial statements. Consolidated stock compensation expense for the first quarter of 2006 totaled $1,743,000 ($293,000 included in research and development expense and $1,450,000 included in marketing, general and administrative expense) versus a credit of $126,000 in the comparable 2005 period. Acacia Research Corporation adopted SFAS No. 123(R) using the modified prospective method, which requires companies to apply SFAS No. 123(R) to stock based compensation awards granted after the adoption of SFAS No. 123(R), and to any portion of stock based compensation awards that were granted prior to the adoption of SFAS No. 123(R) and have not vested by the date that the company adopts SFAS No. 123(R). Accordingly, prior period financial statements have not been modified.

First quarter 2006 non-cash patent amortization charges increased to $1,617,000 from $1,190,000 in the comparable 2005 period, due to additional patent portfolio acquisitions since the end of the prior year quarter and to three full months of patent amortization expense resulting from the January 28, 2005 acquisition transaction between Acacia Global Acquisition Corporation and Global Patent Holdings, LLC (“GPH Acquisition”). First quarter 2006 consolidated results also included a non-cash charge of $1,740,000 related to adjusting the CombiMatrix group’s long-term warrant liability to fair value as of March 31, 2006.

First quarter 2006 government contract costs, incurred solely by the CombiMatrix group totaled $250,000 versus $691,000 in the comparable 2005 period. The decrease was due to the completion of the CombiMatrix group’s commitments under its previous $5.9 million biological threat detection contract with the Department of Defense in December 2005. A new $2.1 million contract to further the development of its biological and chemical detector system was executed in February of 2006, resulting in lower contract costs in the first quarter of 2006 versus the comparable 2005 period. First quarter 2006 internal research and development expenses were $2,379,000 (including non-cash stock compensation charges of $293,000) versus $1,140,000 in the comparable 2005 period. During the first quarter of 2006 and 2005, the CombiMatrix group continued internal research and development efforts to improve and expand the CombiMatrix group’s technology and product offerings. The increase in internal research and development expenses was due primarily to the impact of the CombiMatrix group’s wholly owned subsidiary, CombiMatrix Molecular Diagnostics, which was formed and began research and development activities in the second quarter of 2005.

Marketing, general and administrative expenses, including non-cash stock compensation charges, for the first quarter of 2006 were $7,499,000 versus $3,763,000 in the comparable 2005 period. First quarter 2006 marketing, general and administrative expense included $1,450,000 in non-cash stock compensation expense versus a credit of $126,000 in the comparable 2005 period. Excluding the impact of the adoption of SFAS No. 123(R), the increase was due primarily to the addition of licensing and business development personnel for the Acacia Technologies group, an increase in the Acacia Technologies group’s consulting expenses related to the GPH Acquisition, and an increase in corporate, general and administrative costs related to the Acacia Technologies group’s ongoing operations. The change also reflects an increase in general and administrative expenses incurred by the CombiMatrix group in connection with the ongoing operations of CombiMatrix Molecular Diagnostics and an increase in other general and administrative expenses related to the CombiMatrix group’s ongoing operations.

Operating expenses for the first quarter of 2006 included inventor royalty expenses, totaling $1,283,000 and contingent legal fee expenses, totaling $988,000, incurred solely by the Acacia Technologies group in connection with the recognition of related license fee revenues.

First quarter 2006 patent-related legal expenses, incurred solely by the Acacia Technologies group, were $366,000 versus $561,000 in the comparable 2005 period. Patent-related legal expenses included patent-related prosecution and enforcement costs incurred by outside patent attorneys engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis. Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and with the commencement of new licensing and enforcement programs in each period.

Financial Condition

Total consolidated assets were $113,801,000 as of March 31, 2006 compared to $121,434,000 as of December 31, 2005. Cash and cash equivalents and short-term investments on a consolidated basis totaled $53,066,000 as of March 31, 2006 compared to $59,173,000 as of December 31, 2005.

Acacia Technologies Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended March 31, 2006 and 2005

First quarter 2006 license fee revenues recognized by the Acacia Technologies group were $4,717,000, versus $1,863,000 in the comparable 2005 period. First quarter 2006 revenues included license fees from 21 new licensing agreements covering 9 of our technology licensing programs. The Acacia Technologies group generated revenues from 3 new technology licensing programs during the quarter, and to date, the Acacia Technologies group has generated revenues from 16 of its technology licensing programs. First quarter 2006 license fee revenues included fees from the licensing of our DMT® technology, Audio/Video Enhancement and Synchronization technology, Credit Card Fraud Protection technology, Enhanced Internet Navigation technology, Interstitial Internet Advertising technology, Laptop Connectivity technology, Multi-Dimensional Bar Code technology, Resource Scheduling technology, and Web Conferencing and Collaboration Software technology.

The first quarter 2006 division net loss was $2,409,000 versus $1,874,000 in the comparable 2005 period. Included in first quarter 2006 divisional results are non-cash stock compensation charges and non-cash patent amortization charges totaling $2,391,000.

First quarter 2006 non-cash stock compensation charges were $1,048,000, versus $0 in the comparable 2005 period. The increase reflects the adoption of SFAS No. 123(R), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their financial statements. The Acacia Technologies group adopted SFAS No. 123(R) using the modified prospective method, which requires companies to apply SFAS No. 123(R) to stock based compensation awards granted after the adoption of SFAS No. 123(R), and to any portion of stock based compensation awards that were granted prior to the adoption of SFAS No. 123(R) and have not vested by the date that the company adopts SFAS No. 123(R). Accordingly, prior period financial statements were not modified.

First quarter 2006 non-cash patent amortization charges were $1,343,000, versus $916,000 in the comparable 2005 period. The increase was due to additional patent portfolio acquisitions since the end of the prior year quarter and to three full months of patent amortization expense resulting from the January 28, 2005 GPH Acquisition.

First quarter 2006 marketing, general and administrative expenses increased to $3,537,000 (including non-cash stock compensation charges of $1,048,000 related to the adoption of SFAS No. 123(R), as described earlier) from $1,610,000 in the comparable 2005 period. Excluding the impact of the adoption of SFAS No. 123(R), the increase was due primarily to the addition of licensing and business development personnel, three full months of GPH Acquisition related consulting expenses and an increase in other corporate, general and administrative expenses associated with ongoing operations.

In the first quarter of 2006, the Acacia Technologies group recognized inventor royalty expenses totaling $1,283,000 and contingent legal fee expenses totaling $988,000, in connection with the recognition of related license fee revenues during the period.

First quarter 2006 patent-related legal expenses were $366,000 versus $561,000 in the comparable 2005 period. Patent-related legal expenses included patent-related prosecution and enforcement costs incurred by outside patent attorneys engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis. Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. Since February 21, 2006, the Acacia Technologies group has become involved in one new law suit in connection with the licensing and enforcement of our patented technologies and dismissed lawsuits against seven defendants. We currently have 29 ongoing law suits to enforce our patented technologies against a total of 104 defendants.

Financial Condition

Total assets for the Acacia Technologies group were $66,189,000 as of March 31, 2006 compared to $68,893,000 as of December 31, 2005. Cash and cash equivalents and short-term investments totaled $37,695,000 as of March 31, 2006 compared to $38,960,000 as of December 31, 2005.

CombiMatrix Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended March 31, 2006 and 2005

Revenues for the first quarter of 2006 were $1,245,000 versus $1,069,000 in the comparable 2005 period. First quarter 2006 revenues were comprised of $264,000 in government contact revenues and $981,000 in CustomArrayTM product, equipment and service revenues. First quarter 2005 revenues were comprised of $731,000 of government contract revenues and $338,000 of CustomArrayTM product and service revenues.

The first quarter 2006 division net loss was $7,689,000 versus $3,076,000 in the comparable 2005 period. The first quarter 2006 results included non-cash stock compensation, patent amortization and depreciation charges totaling $1,213,000 versus $427,000 in the comparable 2005 period.

The increase in non-cash charges primarily reflects the adoption of SFAS No. 123(R), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their consolidated financial statements, as discussed earlier. First quarter non-cash stock compensation charges included in research and development expense and marketing, general and administrative expense totaled $293,000 and $402,000, respectively. The first quarter 2006 results also included a non-cash charge of $1,740,000 related to adjusting the CombiMatrix group’s long-term warrant liability to fair value as of March 31, 2006.

First quarter 2006 government contract costs totaled $250,000 versus $691,000 in the comparable 2005 period. The decrease was due to completion of the CombiMatrix group’s commitments under its previous $5.9 million biological threat detection contract with the Department of Defense in December 2005. A new $2.1 million contract to further the development of its biological and chemical detector system was executed in February of 2006, resulting in lower contract costs in the first quarter of 2006 than in the comparable 2005 period. First quarter 2006 internal research and development expenses were $2,379,000 (including non-cash stock compensation charges of $293,000) versus $1,140,000 in the comparable 2005 period. During the first quarter of 2006 and 2005, the CombiMatrix group continued internal research and development efforts to improve and expand the CombiMatrix group’s technology and product offerings. The increase in internal research and development expenses was due primarily to the impact of the CombiMatrix group’s wholly owned subsidiary, CombiMatrix Molecular Diagnostics, which was formed and began research and development activities in the second quarter of 2005.

First quarter 2006 marketing, general and administrative expenses increased to $3,962,000 (including non-cash stock compensation charges of $402,000) from $2,153,000 in the comparable 2005 period. Excluding the impact of the adoption of SFAS No. 123(R), the increase was due primarily to an increase in general and administrative expenses incurred by CombiMatrix Molecular Diagnostics and an increase in other general and administrative expenses related to ongoing operations.

Financial Condition

Total assets for the CombiMatrix group were $47,612,000 as of March 31, 2006 compared to $52,541,000 as of December 31, 2005. Cash and cash equivalents and short-term investments totaled $15,371,000 as of March 31, 2006 compared to $20,213,000 as of December 31, 2005.

Business Highlights and Recent Developments

Business highlights of the first quarter and recent developments include:

Acacia Technologies group:

•
Software Collaboration Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into separate license agreements with WiredRed Software, Inc. and Convoq, Inc., covering a patent that applies to web conferencing and collaboration software. The Web Conferencing and Collaboration Software technology generally relates to certain network and web conferencing and collaboration software systems. Specifically, two or more users at different computer terminals interact with the same display to simultaneously view, annotate, and edit documents of any type, regardless of which user supplies the document or software application being utilized.

•
Financial Systems Innovation, LLC, a wholly owned subsidiary of the Acacia Technologies group, entered into separate non-exclusive licenses covering a patent that applies to Credit Card Fraud protection technology with Charlotte Russe Holding, Inc., which operates 408 retail stores, and American Eagle Outfitters, Inc. The patented technology generally relates to a computerized system for protecting retailers and consumers engaged in credit card, check card, and debit transactions. The system includes an electronic card reader, and the generation and use of a transaction number, which specifically identifies each transaction processed within the system. As a result, the retailer does not necessarily have to print detailed information concerning the cardholder’s identity or account number on the customer’s receipt.

•
InternetAd Systems, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into separate license agreements with Ace Aviation Holdings, Inc. (the parent corporation of Air Canada), JetBlue Airways Corporation and La Macchia Enterprises, Inc., covering a portfolio of patents that apply to Interstitial Internet Advertising. The Interstitial Internet Advertising technology generally relates to the display of certain advertising, informational, and branding messages that appear between or outside the web pages when the user is conducting a search.

•
Resource Scheduling Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into separate license agreements with Surgical Information Systems, LLC, and Prophesy Transportation Solutions, Inc., covering a patent that applies to systems for scheduling and managing resources. The agreement with Surgical Information Systems, LLC resolved a patent infringement lawsuit which was pending. The Resource Scheduling technology generally relates to methods and software application tools for scheduling and managing resources used in manufacturing facilities, hospital facilities, fleet delivery organizations, and other resource-dependent markets. These resource scheduling tools are often integrated as part of an Enterprise Resource Planning (“ERP”) solution used to manage a company’s complete operations.

•
Acacia Media Technologies Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a license agreement with Union Pacific Corporation for certain uses of its Digital Media Transmission (“DMT®”) technology. Acacia Media Technologies Corporation has now entered into 316 license agreements for its DMT technology with companies that provide online entertainment, movies, music, news and sports, e-learning, cable television services, hotel on-demand television services, and corporate advertising and promotion.

•
VData, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into separate license agreements with Automatic Data Processing, Inc., Hitachi Global Storage Technologies and Boston Scientific Corporation, covering a portfolio of patents that apply to certain multi-dimensional bar code systems. The license to Boston Scientific resolves a patent infringement lawsuit against Boston Scientific, which was pending in the District Court for the District of Minnesota. The Multi-Dimensional Bar Code technology generally relates to encoding and reading a data matrix consisting of an array of data cells with a border. The data matrix can contain a variety, amount, and depth of information that would not fit onto an ordinary bar code. This patented technology can have many applications in the manufacturing, distribution, accounting, and security industries such as tracking the movement of products, collection of data, improved production capabilities, and anti-counterfeiting.

•
IP Innovation, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, and Technology Licensing Corporation entered into a license agreement with Fujitsu General Limited covering patents that apply to Audio/Video Enhancement and Synchronization, and Image Resolution Enhancement technologies. The Audio/Video Enhancement and Synchronization technologies generally relate to the use of a noise reduction filtering system for digital video compression, and for video and audio signals received by digital radios and video displays. Other aspects of the technologies apply to the synchronization of audio/video signals. The Image Resolution Enhancement Technology generally relates to the modification of a video or printed display to improve the perceived image quality beyond the basic pixel resolution of the display.

•
Computer Docking Station Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into separate license agreements with Sony Corporation and Fujitsu Computer Systems Corporation, covering patents that relate to Laptop Connectivity technology. The patented technology is used to connect a laptop or other portable computer to multiple external devices such as a keyboard, monitor, printer, or mouse, through a single connector from the portable computer to the docking station. The use of a single connector for multiple devices makes it easier to remove the portable computer from the devices when it is used remotely, and to reconnect the portable computer to the devices when it is returned to the docking station.

•	Acacia Patent Acquisition Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, continued its patent acquisition activities as follows:

•
In February 2006, acquired rights to a patent relating to file locking in shared storage networks. The patent relates to a file locking system for use in shared storage networks such as iSCSI. The use of the patented technology removes a single point of failure for companies migrating existing Storage Area Network (SAN) implementations to iSCSI or for those creating new shared storage networks.

•
In February 2006, acquired patents for remote video camera technology from Simtrol, Inc. (OTCBB: SMRL). The patents relate to remote control of video cameras and other devices used in areas such as videoconferencing and surveillance systems. The uses of the patented technology include improved remote management of video camera functions such as pan, tilt, and focus, and improved device control in a networked videoconferencing system.

•
In March 2006, acquired the rights to a portfolio of patents relating to the detection of fraud in connection with paid communication services, such as audio communications. The patented technology generally relates to a process for detecting, reducing and preventing fraud in connection with payments for certain communication services, including audio sessions delivered via the telephone, Internet, and other communication networks.

•
In March 2006, acquired a patent portfolio relating to the use of micromirrors to create a digital image in televisions, monitors, and projectors. The patented technology generally relates to techniques for using micromirrors to display a color image having gray scale gradations and is utilized in large screen televisions and projectors.

CombiMatrix group:

•
In January 2006, the CombiMatrix group launched a series of catalog microarrays specifically designed for microRNA analysis. MicroRNAs (“miRNAs”) are small, RNA molecules encoded in the genomes of plants and animals. These highly conserved, ~21-mer RNAs regulate the expression of genes and are believed to be critical to controlling physiology in areas that include neural development, viral disease, and cancer. Each miRNA is thought to regulate multiple genes, and since hundreds of miRNA genes are predicted to be present in higher eukaryotes the potential regulatory circuitry afforded by miRNAs is enormous. There is evidence that miRNAs may act as key regulators of processes as diverse as early development, cell proliferation and cell death, apoptosis and fat metabolism, and cell differentiation.

•
In January 2006, the CombiMatrix group signed a non-exclusive agreement with The University of Colorado Health Sciences Center under the Company’s CombiCore™ access program. Under this agreement all University of Colorado researchers can purchase, through their microarray core facility, CombiMatrix’ CustomArrays™ and CatalogArrays™, including array processing services performed at the University of Colorado Health Science Center Microarray Core Facility.

•
In January 2006, the CombiMatrix group entered into a non-exclusive distribution agreement with Cold Spring Biotech to distribute CombiMatrix products and services in mainland China, Taiwan, and Hong Kong. Under the terms of the agreement, Cold Spring Biotech will market and sell CustomArrays™ and CatalogArrays™, including the recently introduced Influenza A Research Microarray.

•
In January 2006, the CombiMatrix group signed a non-exclusive agreement with The University of California Davis under the Company’s CombiCore™ access program. Under this agreement all University of California Davis researchers can purchase, through the UC Davis Genome Center, CombiMatrix’ CustomArrays™ and CatalogArrays™, including array processing services performed at the UC Davis Genome Center.

•
In January 2006, the CombiMatrix group expanded its relationship with its existing partner, INBIO, for the Asia Pacific region. Major components of the expanded relationship include the transfer of day-to-day operational responsibility and majority ownership of CombiMatrix Corporation’s wholly owned subsidiary, CombiMatrix K.K. (the “KK”) to INBIO along with an expanded distribution agreement that encompasses Japan. INBIO obtained 67% of the voting interests in the KK and expanded its distribution agreements with the CombiMatrix group. INBIO assumed all operational and financial responsibilities of the KK including its liabilities.

•
In January 2006, the CombiMatrix group announced that the 2006 U.S. Defense Appropriations Bill signed by President Bush included an allocation of $2.4 million to fund efforts by the CombiMatrix group to further develop its microarray technologies for the detection of biological and chemical threat agents.

•
In February 2006, the CombiMatrix group began work on its one-year, $2.1 million contract with the US Department of Defense (“DoD”). Funding for this contract, which focuses on the use of CombiMatrix’ array technology for military and antiterrorist applications, was previously announced as part of the DoD budget. CombiMatrix’s development program with the DoD is focused on the integration of CombiMatrix’s biotechnology with microelectronics and microfluidics and the development of an automated system with maximum flexibility and sensitivity for biothreat agents with reduced size and cost.

•
In February 2006, the CombiMatrix group launched its Influenza A detection and genotyping technology on the CustomArray™ 4X2K platform. This was another step in CombiMatrix’s expansion of its product line and another step in CombiMatrix’s goal to make Influenza A technology more available and affordable. CombiMatrix’s 4X2K Influenza A Research Microarray is a member of the CatalogArray™ product line and can detect and accurately type flu strains using a protocol that requires less than four hours start to finish, at a cost per test much lower than with the earlier CustomArray12K version. This microarray can identify H5N1 bird flu. Unlike other products on the market, it can provide information on the subtype of H5 influenzas while simultaneously identifying all other strains of Influenza A and providing a rich amount of information on mutations and novel strains of flu not yet seen.

•
In February 2006, the CombiMatrix group established a Cooperative Research and Development Agreement (“CRDA”) with the U.S. Air Force Research Laboratory, Human Effectiveness Directorate, Biosciences and Protection Division, Applied Biotechnology Branch (AFRL/HEPB). The CRDA will focus on “Development of a Biomonitor Device with Biomarker-based Microarrays.” Under the CRDA, AFRL/HEPB and CombiMatrix will develop a personal health monitoring system utilizing CombiMatrix’s CustomArray™ technology. The goal of the program is to develop a miniaturized device capable of analyzing multiple biomarkers (either DNA or protein) that would aid the U.S. Department of Defense in its mission to effectively monitor the health status of military service personnel before, during, and after deployment where untoward exposures may impact on their performance or health.

•
In March 2006, the CombiMatrix group launched the ElectraSense™ Influenza Typing System based on CombiMatrix’s propriety electrochemical detection technology and its Influenza A Typing Microarray. CombiMatrix is prepared to make this system available to domestic and international government agencies that are engaged in monitoring influenza and planning for a potential pandemic. Using this system, government agencies can verify, before disseminating potentially alarming information to the public, whether samples contain a highly pathogenic substrain of H5N1 or one of the several non-lethal substrains of H5N1. The system is designed for research use, surveillance and monitoring applications, use for animal studies, and other applications not requiring FDA registration. CombiMatrix will seek FDA approval for this product.

•
In March 2006, renowned microarray and genomics expert Mansoor Mohammed, Ph.D. joined CombiMatrix Molecular Diagnostics (“CMDX”) as its Chief Scientific Officer and a member of its Board of Directors. Dr. Mohammed has been at the forefront of research and development in the fields of Comparative Genomic Hybridization (“CGH”) and microarray technologies for his entire professional career. Between 2001 and 2003, he produced the world’s first commercially viable whole-genome Bacterial Artificial Chromosome (“BAC”) array and co-authored one of its seminal clinical applications. A BAC array is a highly efficient and accurate means of detecting genetic abnormalities responsible for a variety of human maladies, such as Down Syndrome, autism, and cancer.

•
In March 2006, CMDX and Array Genomics Inc. (AG), Nr. Paris, France, announced that they will co-develop, market, and sell a new series of CGH microarray products and services internationally, using expertise and technology from both companies. The initial products, which will be manufactured in the U.S. by CMDX and distributed in Europe by AG, are a series of arrays for the diagnosis of mental retardation anomalies. It is anticipated that the arrays will begin generating revenue for both companies within the next several weeks.

•
In March 2006, the CombiMatrix group was granted a key patent in Europe (EP1185363B1), titled “Self-Assembling Arrays” by the European Patent Office. This European Patent was registered throughout the European Union in Germany, France, Spain, Great Britain, and Italy, and the opposition period has passed. A corresponding U.S. patent is pending in the U.S. Patent and Trademark Office and is moving through the process. The European patent claims both self-assembled arrays and a method for making self-assembled arrays on electrode arrays with self-assembled antibodies. This microarray configuration is especially useful for arraying proteins specifically antibodies. The technology enables products such as multiplexed immunoassays, monitoring of biowarfare and terrorist agents, and general protein analysis tools.

•
In March 2006, CMDX received certification to operate as a clinical laboratory in accordance with the federal government’s Clinical Laboratory Improvement Act (“CLIA”), a regulatory program that monitors the quality of laboratory testing. According to CLIA, any laboratory in the U.S. that conducts testing on human specimens for purposes other than research must be certified.

A conference call is scheduled for today. The Acacia Technologies Group presentation and Q&A will start at 1:15 p.m. Pacific Time (4:15 p.m. Eastern). The CombiMatrix Group presentation and Q&A session will start at 2:00 p.m. Pacific Time (5:00 p.m. Eastern).

To listen to the presentation by phone, dial (866) 550-6338 for domestic callers and (347) 284-6930 for international callers, both of whom will need to provide the operator with the confirmation code 3034242. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 3034242 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 42 patent portfolios, which include over 160 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, hearing aid ECS, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging, spreadsheet automation, user activated Internet advertising and web conferencing & collaboration software.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION

	March 31,	December 31,
	2006	2005

Total Assets	$113,801	$121,434
Total Liabilities	$14,871	$14,090
Minority Interests	$469	$447
Total Stockholders’ Equity	$98,461	$106,897

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31, 2006	March 31, 2005
Revenues:
License fees	$4,717	$1,863
Government contract	264	731
Products	924	278
Service contracts	57	60
Total revenues	5,962	2,932

Operating expenses:
Cost of government contract revenues	250	691
Cost of product sales	221	163
Research and development expenses (including non-cash stock compensation expense of $293(2006))	2,379	1,140
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,450(2006) and ($126)(2005))	7,499	3,763
Legal expenses - patents	366	561
Inventor royalties and contingent legal fees expense - patents	2,271	647
Amortization of patents	1,617	1,190
Legal settlement charges (credits)	-	(179)
Loss from equity investments	239	39
Total operating expenses	14,842	8,015
Operating loss	(8,880)	(5,083)
Total other income (loss)	(1,284)	273

Loss from continuing operations before income taxes	(10,164)	(4,810)
Benefit for income taxes	66	70
Loss from continuing operations	(10,098)	(4,740)

Discontinued operations:
Estimated loss on disposal of discontinued operations	-	(210)
Net loss	$(10,098)	$(4,950)

Earnings (loss) per common share:
Attributable to the Acacia Technologies group:
Net loss	$(2,409)	$(1,874)
Basic and diluted loss per share	(0.09)	(0.08)
Attributable to the CombiMatrix group:
Net loss	$(7,689)	$(3,076)
Basic and diluted loss per share	(0.20)	(0.10)

Weighted average shares:
Acacia Research - Acacia Technologies stock:
Basic and diluted	27,400,857	24,558,419
Acacia Research - CombiMatrix stock:
Basic and diluted	38,992,402	31,200,496

ACACIA TECHNOLOGIES GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION

	March 31,	December 31,
	2006	2005

Total Assets	$66,189	$68,893
Total Liabilities	$5,348	$6,647
Minority Interests	$443	$443
Total Stockholders’ Equity	$60,398	$61,803

GROUP STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31, 2006	March 31, 2005
Revenues:
License fees	$4,717	$1,863
Total revenues	4,717	1,863

Operating expenses:
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,048(2006))	3,537	1,610
Legal expenses - patents	366	561
Contingent legal fees and royalties expenses - patents	2,271	647
Amortization of patents	1,343	916
Total operating expenses	7,517	3,734
Operating loss	(2,800)	(1,871)
Total other income	359	171

Loss from continuing operations before income taxes	(2,441)	(1,700)

Benefit for income taxes	32	36

Loss from continuing operations	(2,409)	(1,664)

Discontinued operations:
Estimated loss on disposal of discontinued operations	-	(210)

Division net loss	$(2,409)	$(1,874)

COMBIMATRIX GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION

	March 31,	December 31,
	2006	2005

Total Assets	$47,612	$52,541
Total Liabilities	$9,523	$7,443
Minority Interests	$26	$4
Total Stockholders’ Equity	$38,063	$45,094

GROUP STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31, 2006	March 31, 2005
Revenues:
Government contract	$264	$731
Products	924	278
Service contracts	57	60

Total revenues	1,245	1,069

Operating expenses:
Cost of government contract revenues	250	691
Cost of product sales	221	163
Research and development expenses (including non-cash stock compensation expense of $293(2006))	2,379	1,140
Marketing, general and administrative expenses (including non-cash stock compensation expense of $402(2006) and ($126)(2005))	3,962	2,153
Amortization of patents	274	274
Legal settlement charges (credits)	-	(179)
Loss from equity investments	239	39
Total operating expenses	7,325	4,281
Operating loss	(6,080)	(3,212)
Total other income (loss)	(1,643)	102

Loss from operations before income taxes	(7,723)	(3,110)

Benefit for income taxes	34	34

Division net loss	$(7,689)	$(3,076)